UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

 FlatWorld Acquisition Corp.

(Exact name of registrant as specified in its charter)

 ______British Virgin Islands

______

___         N/A

   (State of incorporation or organization)

(I.R.S. employer

identification no.)

Palm Grove House

Road Town, Tortola

______ British Virgin Islands

_______________

_______VG1110______

  (Address of principal executive offices)

(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-169860

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered
Units, each consisting of one Ordinary Share and one Warrant
Ordinary Shares, no par value per share
Ordinary Share Purchase Warrants

Item 1.

Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares and warrants of FlatWorld Acquisition Corp. (the “Company”).  The description of the units, ordinary shares and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form F-1 (File No. 333-169860) filed with the Securities and Exchange Commission on October 12, 2010, as amended from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.

Exhibits

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

EXHIBIT INDEX*

Exhibit No.	Description

3.1	Memorandum and Articles of Association. *
3.2	Form of Amended and Restated Memorandum and Articles of Association. *
4.1	Specimen Unit Certificate.*
4.2	Specimen Ordinary Share Certificate. *
4.3	Specimen Warrant Certificate. *
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant. *
4.5	Form of Unit Purchase Option. *
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

*

Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FLATWORLD ACQUISITION CORP.

Dated:  November 5, 2010

        By:

/s/ Raj K. Gupta

Name:  Raj K. Gupta

Title:    Chief Executive Officer